Exhibit 10.38

                            Amendment to Offer Letter

      The offer of employment, dated December 30, 1999, by and between priceline.com Incorporated and Jeffery H. Boyd, shall be amended by adding a new sentence at the end of the fourth paragraph thereof reading in full as follows:

      "The term Options, except as used in this fourth paragraph, shall include any and all options to purchase shares of the Company's common stock granted to you under the Company's 1999 Omnibus Plan (including any amendments thereto), whether granted on the date hereof or thereafter."

                                        PRICELINE.COM INCORPORATED


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                                        By:    Rick Braddock
                                        Title: Chairman

                                        JEFFERY H. BOYD


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Dated: August 21, 2000